UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2013

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of A.P. Pharma, Inc. (the “Company”) was held on Wednesday, June 12, 2013 at 10:00 a.m. local time at the Company’s headquarters pursuant to notice duly given, at which all of the following four proposals were presented and voted upon. Based on the votes cast in person and by proxy at the Annual Meeting, each of the four nominees was elected, proposals two and three were approved and a plurality of stockholders voted in favor of 1 Year for the frequency of future advisory votes on named executive officer compensation.

Proposal I: Election of directors. The following individuals were elected to the Company’s Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Kevin C. Tang	200,909,191	1,861,159	54,850,088
Stephen R. Davis	196,085,618	6,684,732	54,850,088
Barry D. Quart, Pharm.D.	197,195,748	5,574,602	54,850,088
Robert Rosen	196,048,679	6,721,671	54,850,088

Proposal II: To ratify the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
256,002,747	536,290	1,081,401	0

Proposal III: To approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes
200,217,554	1,963,360	589,436	54,850,088

Proposal IV: To recommend, on an advisory basis, the frequency of future advisory votes on named executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
201,686,378	315,139	649,326	119,507	54,850,088

Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Board of Directors, the Company will hold a stockholder advisory vote on the compensation of its named executive officers annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: June 13, 2013	By:	/s/ Stephen R. Davis
Stephen R. Davis
Executive Vice President and Chief Operating Officer